Exhibit 15.4

 Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-97481, No. 33-52722, and No. 33-92818 on      Form S-8 of our reports dated 24 February 2009 relating to the financial statements of Tomkins plc and the effectiveness of Tomkins plc’s internal control over financial reporting appearing in this Annual Report on Form 20-F of Tomkins plc for the year ended 3 January 2009.

/s/ Deloitte LLP

London, United Kingdom
12 May 2009